CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hutchison China MediTech Limited of our report dated March 9, 2018 relating to the consolidated financial statements of Hutchison Whampoa Guangzhou Baiyunshan Chinese Medicine Company Limited, which appears in the Annual Report on Form 20-F of Hutchison China MediTech Limited filed on March 12, 2018.

/s/ PricewaterhouseCoopers ZhongTian LLP

Guangzhou, the People’s Republic of China

April 23, 2018